UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MACK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed on May 30, 2019 (the “Original Filing”) by Merrimack Pharmaceuticals, Inc. (the “Company”). The Original Filing reported, among other items, the Company’s intention to terminate all of its current employees. At the time of the Original Filing, the Company was not able to estimate the charges or range of charges that it would incur for one-time termination benefits for employee severance, benefits and related costs in connection with this action. The Company hereby amends the Original Filing to include information on such an estimate or range of estimates with respect to such action in Item 2.05 below. Other than as set forth in Item 2.05 below, no other disclosure in the Original Filing is amended by this Form 8-K/A.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On May 30, 2019, the Company announced that, on May 23, 2019 and May 29, 2019, its Board of Directors (the “Board”) had committed to a course of action to terminate all of its current employees. This action was substantially completed by June 28, 2019 and is expected to be fully completed in July 2019. The determination to proceed with this action was made in the context of the completion of the Company’s review of strategic alternatives.

As of May 30, 2019, the Company was not able to estimate the charges or range of charges that it would incur for one-time termination benefits for employee severance, benefits and related costs in connection with this action. The Company is now able to estimate that it will incur charges for one-time termination benefits in connection with this reduction in headcount of approximately $3.3 million to $3.6 million for employee severance, benefits and related costs, all of which are expected to result in cash expenditures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: July 1, 2019	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie General Counsel